Exhibit 1

DIRECTORS AND EXECUTIVE OFFICERS OF

CONOCOPHILLIPS AND CONOCOPHILLIPS COMPANY

The following tables set forth the name and present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each director and executive officer of ConocoPhillips and ConocoPhillips Company. The business address of each non-executive director of ConocoPhillips and each person whose principal occupation or employment is with ConocoPhillips or ConocoPhillips Company is c/o ConocoPhillips, 925 N. Eldridge Parkway, Houston, Texas 77079.

Directors of ConocoPhillips	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship(s)
Charles E. Bunch	Non-executive director	United States

Caroline M. Devine	Non-executive director	United States

John V. Faraci	Non-executive director	United States

Jody Freeman	Archibald Cox Professor of Law Harvard Law School 1575 Massachusetts Ave. Cambridge, Massachusetts 02138	Canada United States

Gay Huey Evans OBE	Non-executive director	United States

Jeffrey A. Joerres	Non-executive director	United States

Ryan M. Lance	Chairman, President and Chief Executive Officer ConocoPhillips	United States

Timothy A. Leach	Executive Vice President, Lower 48 ConocoPhillips	United States

William H. McRaven	Non-executive director	United States

Sharmila Mulligan	Chief Strategy and Marketing Officer Alteryx, Inc. 500 Arguello Street Redwood City, California 94063	United States

Eric D. Mullins	Chairman and Chief Executive Officer Lime Rock Resources Heritage Plaza, Suite 4600 1111 Bagby Street Houston, Texas 77002	United States

Arjun N. Murti	Senior Advisor Warburg Pincus 450 Lexington Ave. New York, New York 10017	United States

Robert A. Niblock	Non-executive director	United States

David T. Seaton	Non-executive director	United States

R.A. Walker	Non-executive director	United States

Executive Officers of ConocoPhillips	Present Principal Occupation	Citizenship
Kelly B. Rose	Senior Vice President, Legal and General Counsel ConocoPhillips	United States

Ellen R. DeSanctis	Senior Vice President, Corporate Relations ConocoPhillips	United States

Ryan M. Lance	Chairman, President and Chief Executive Officer ConocoPhillips	United States

Timothy A. Leach	Executive Vice President, Lower 48 ConocoPhillips	United States

Andrew D. Lundquist	Senior Vice President, Government Affairs ConocoPhillips	United States

Dominic E. Macklon	Senior Vice President, Strategy, Exploration and Technology ConocoPhillips	Great Britain

Nicholas G. Olds	Senior Vice President, Global Operations ConocoPhillips	United States

William L. Bullock, Jr.	Executive Vice President and Chief Financial Officer ConocoPhillips	United States

Heather G. Sirdashney	Vice President, Human Resources and Real Estate and Facilities Services ConocoPhillips	United States

Kontessa S. Haynes-Welsh	Chief Accounting Officer ConocoPhillips	United States

Directors of ConocoPhillips Company	Present Principal Occupation	Citizenship
Kelly B. Rose	Director and Senior Vice President, Legal and General Counsel ConocoPhillips Company	United States

William L. Bullock, Jr.	Director and Executive Vice President and Chief Financial Officer ConocoPhillips Company	United States

Executive Officers of ConocoPhillips Company	Present Principal Occupation	Citizenship
Kelly B. Rose	Director and Senior Vice President, Legal and General Counsel ConocoPhillips Company	United States

Ellen R. DeSanctis	Senior Vice President, Corporate Relations ConocoPhillips Company	United States

Ryan M. Lance	President and Chief Executive Officer ConocoPhillips Company	United States

Timothy A. Leach	Executive Vice President, Lower 48 ConocoPhillips Company	United States

Andrew D. Lundquist	Senior Vice President, Government Affairs ConocoPhillips Company	United States

Dominic E. Macklon	Senior Vice President, Strategy, Exploration and Technology ConocoPhillips Company	Great Britain

Nicholas G. Olds	Senior Vice President, Global Operations ConocoPhillips Company	United States

William L. Bullock, Jr.	Director and Executive Vice President and Chief Financial Officer ConocoPhillips Company	United States

Heather G. Sirdashney	Vice President, Human Resources and Real Estate and Facilities Services ConocoPhillips Company	United States

Kontessa S. Haynes-Welsh	Chief Accounting Officer ConocoPhillips Company	United States